Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

NEIGHPART INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Equity	Common Stock	457(o)	20,000,000(2)	1.00	$20,000,000	0.0001476(1)	$2,952
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$20,000,000		$2,952
	Total Fees Previously Paid							$14,760
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)   Fee rate reflects rate at the time of filing Form S-1 on February 29, 2024.

(2)   Original S-1 filed on February 29, 2024 reflected 100,000,000 shares to be sold. That is now reduced to 20,000,000 shares being offered.